LAKE SHORE BANCORP, INC. APPOINTS DENNIS POLLACK TO BOARD

DUNKIRK, N.Y. — March 18, 2026 — Lake Shore Bancorp, Inc. (the “Company”) (NASDAQ: LSBK), the holding company for Lake Shore Bank (the “Bank”), announced today that it has appointed Dennis Pollack to the Boards of Directors of the Company and the Bank, effective March 17, 2026, pursuant to the terms of a standstill agreement entered into with The Stilwell Group (“Stilwell”).

Under the terms of the agreement, the Company agreed to appoint Pollack to the Company’s and the Bank’s Boards of Directors. The agreement will remain in effect until the 2029 Annual Meeting of Stockholders and includes customary provisions regarding standstill, voting commitments and other matters.

“We appreciate the constructive dialogue we have had with Stilwell,” stated Kim C. Liddell, President, CEO, and Director. “The Board believes that the addition of Pollack strengthens our governance framework and enhances the depth of expertise in key oversight areas. We remain committed to acting in the best interests of all shareholders and continuing to execute on our strategic priorities.”

Pollack added, “I look forward to working collaboratively with the Board and management team to support Lake Shore’s long-term strategy and enhance shareholder value.”

“We congratulate the board on the appointment of Mr. Pollack. His extensive experience as President and CEO of several banks, as well as a board member of numerous public banking institutions, will provide valuable insight and leadership as the company works to maximize shareholder value," stated Megan Parisi, Director of Communications, The Stilwell Group.

About Lake Shore

Lake Shore Bancorp is the holding company of Lake Shore Bank, a New York chartered, community-oriented financial institution headquartered in Dunkirk, New York. The Bank has ten full-service branch locations in Western New York, including four in Chautauqua County and six in Erie County. The Bank offers a broad range of retail and commercial lending and deposit services. Lake Shore Bancorp’s common stock is traded on the NASDAQ Global Market as “LSBK”. Additional information about Lake Shore Bancorp is available at www.mylsbank.com.

Safe-Harbor

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections about the Company’s and the Bank’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements reflect management’s current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, data loss or other security breaches, economic conditions, the effect of changes in monetary and fiscal policy, inflation, unanticipated changes in our liquidity position, deterioration in the credit quality of the loan portfolio, reduction in the value of investment securities, regulatory or legal developments, tax policy changes, dividend policy changes, and our ability to implement and execute our business plan and strategy. These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements, as our financial performance could differ materially due to various risks or uncertainties. We do not undertake to publicly update or revise our forward-looking statements if future changes make it clear that any projected results expressed or implied therein will not be realized.

# # # # #

Source: Lake Shore Bancorp, Inc. Category: Financial

Investor Relations/Media Contact

Kim C. Liddell

President, CEO, and Director Lake Shore Bancorp, Inc.

31 East Fourth Street Dunkirk, New York 14048 (716) 366-4070 ext. 1012